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                ACM INSTITUTIONAL RESERVES, INC.

                      ARTICLES OF AMENDMENT

         ACM Institutional Reserves, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by changing the designations of all of the issued and unissued shares of the Corporation's Prime Portfolio, Government Portfolio and Tax-Free Portfolio Common Stock as follows:

Current Name                        Amended Name

Prime Portfolio Common Stock        Prime Portfolio Class A Common Stock
Government Portfolio Common Stock   Government Portfolio Class A Common Stock
Tax-Free Portfolio Common Stock     Tax-Free Portfolio Class A Common Stock

         SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, ACM Institutional Reserves, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board of Directors, John D. Carifa, and witnessed by its Secretary, Edmund P. Bergan, Jr., as of the 28th day of May, 1998. The undersigned Chairman of the Board of Directors of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                             ACM INSTITUTIONAL RESERVES, INC.

                                  /s/ John D. Carifa
                             By:___________________________
                                John D. Carifa
                                Chairman



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WITNESS:

/s/ Edmund P. Bergan, Jr.
_________________________
Edmund P. Bergan, Jr.
Secretary















































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